Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                           THE MANITOWOC COMPANY, INC.
             (Exact name of registrant as specified in its charter)

          Wisconsin                                       39-0448110
    (State or other jurisdiction                       (I.R.S. Employer of
   incorporation or organization)                      Identification No.)

        500 South 16th Street
         Manitowoc, Wisconsin                           54220
(Address of principal executive offices)              (Zip Code)


              The Manitowoc Company, Inc. RSVP Profit Sharing Plan
                            (Full title of the plan)

            Robert R. Friedl                            Copy to:
          Vice President and
             Chief Financial Officer                Harvey A. Kurtz
      The Manitowoc Company, Inc.                   Foley & Lardner
             500 South 16th Street             777 East Wisconsin Avenue
       Manitowoc, Wisconsin 54220              Milwaukee, Wisconsin 53202
             (414) 684-4410
  (Name, address and telephone number,
including area code, of agent for service)
                           __________________________

                         CALCULATION OF REGISTRATION FEE


                                     Proposed     Proposed
                                     Maximum      Maximum
        Title of         Amount      Offering    Aggregate     Amount of
    Securities to be     to be        Price      Offering    Registration
       Registered      Registered   Per Share      Price          Fee

    Common Stock,        150,000
     $.01 par value      shares      $31.50(1)   $4,725,000(1)   $1,630

    Common Stock         150,000
    Purchase Rights      rights        (2)          (2)           (2)



   (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for The Manitowoc Company, Inc. Common Stock as reported on the New York Stock Exchange on September 6, 1996.
   (2) The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.
                        _________________________________

            In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents have been previously filed by The Manitowoc Company, Inc. (the "Company") or The Manitowoc Company, Inc. RSVP Profit Sharing Plan (the "Plan") with the Commission and are incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995, which includes certified financial statements as of and for the year ended December 31, 1995.

             2. The Plan's Annual Report on Form 11-K for the year ended December 31, 1995.

             3. All other reports filed by the Company or the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995.

             4.  The description of the Company's Common Stock contained in
   Item 1 of the Company's Registration Statement on Form 8-A, and any amendment or report filed for the purpose of updating such description.

             5. The description of the Company's Common Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, and any amendment or report filed for the purpose of updating such description.

             All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Not applicable.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

             Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

             The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled.

             The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

             The Company has entered into Indemnity Agreements with each of the members of the Company's Board of Directors and each executive officer of the Company. Pursuant to such Indemnity Agreements, the Company is required to indemnify each such person to the fullest extent permitted or required by the Wisconsin Business Corporation Law against any liability incurred by such person in any proceeding in which such person is a party because he is a director or executive officer of the Company.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

    Exhibit No.        Exhibit

       (4.1)      The Manitowoc Company, Inc. RSVP Profit Sharing
                  Plan, as amended

       (4.2) The Manitowoc Company Employees' Profit Sharing Trust (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 filed June 23, 1992 (Registration No. 33-48665))

       (4.3) Rights Agreement, dated as of September 5, 1986, as amended as of August 12, 1988, between The Manitowoc Company, Inc. and Morgan Shareholder Services Trust Company (incorporated by reference to Exhibit 4 to The Manitowoc Company, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 28, 1986, and The Manitowoc Company, Inc.'s Current Report on Form 8-K dated August 26,
                  1988)

        (5)       Opinion of Foley & Lardner

       (23.1)     Consents of Coopers & Lybrand L.L.P.

       (23.2)     Consent of Arthur Andersen LLP

       (23.3) Consent of Foley & Lardner (contained in Exhibit 5 hereto)

        (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

             The undersigned Registrant has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, and State of Wisconsin, on this 9th day of September, 1996.

                                      THE MANITOWOC COMPANY, INC.



                                      By:   /s/ Fred M. Butler
                                           Fred M. Butler
                                           President and Chief Executive
                                           Officer


                                POWER OF ATTORNEY

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Fred M. Butler and Robert R. Friedl, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.


            Signature                    Title                   Date



     /s/ Fred M. Butler       Chief Executive Officer      September 9, 1996
    Fred M. Butler            and Director (Principal
                              Executive Officer)


     /s/ Robert R. Friedl     Vice President and Chief     September 9, 1996
    Robert R. Friedl          Financial Officer (Chief
                              Financial Officer and
                              Principal Accounting
                              Officer)



     /s/ Dean H. Anderson     Director                     September 9, 1996
    Dean H. Anderson



     /s/ James P. McCann      Director                     September 9, 1996
    James P. McCann


     /s/ George T. McCoy      Director                     September 9, 1996
    George T. McCoy



     /s/ Guido R. Rahr, Jr.   Director                     September 9, 1996
    Guido R. Rahr, Jr.


     /s/ Gilbert F. Rankin,   Director                     September 9, 1996
       Jr.
    Gilbert F. Rankin, Jr.



                              Director
    Robert K. Silva



     /s/ Robert S. Throop     Director                     September 9, 1996
    Robert S. Throop


             The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee, which administers the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, and State of Wisconsin, on this 9th day of September, 1996.

                                      THE MANITOWOC COMPANY, INC.
                                         RSVP PROFIT SHARING PLAN



                                       /s/ Fred M. Butler
                                      Fred M. Butler



                                       /s/ Robert R. Friedl
                                      Robert R. Friedl



                                       /s/ Philip D. Keener
                                      Philip D. Keener




                                      Robert K. Silva

                                      The foregoing persons are all of the
                                      members of the Plan's Administrative
                                      Committee which is the administrator of
                                      the Plan.

                                  EXHIBIT INDEX

              THE MANITOWOC COMPANY, INC. RSVP PROFIT SHARING PLAN



     Exhibit No.                       Exhibit

        (4.1)      The Manitowoc Company, Inc. RSVP Profit Sharing
                   Plan, as amended

        (4.2) The Manitowoc Company Employees' Profit-Sharing Trust (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 filed June 23, 1992 (Registration No. 33-48665))

        (4.3) Rights Agreement dated as of September 5, 1986, as amended as of August 12, 1988, between The Manitowoc Company, Inc. and Morgan Shareholder Services Trust Company (incorporated by reference to Exhibit 4 to The Manitowoc Company, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 28, 1986, and The Manitowoc Company, Inc.'s Current Report on Form 8-K dated August 26, 1988)

         (5)       Opinion of Foley & Lardner

       (23.1)      Consents of Coopers & Lybrand L.L.P.

       (23.2)      Consent of Arthur Andersen LLP

       (23.3)      Consent of Foley & Lardner (contained in
                   Exhibit 5 hereto)

        (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)